Re: Questions 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	Global Emerging Markets Sector Leader Fund (Series 1)
	Asia Sector Leader Fund (Series 2)
	China Sector Leader Fund (Series 3)
	Brazil Sector Leader Fund (Series 4)
        Global Emerging Markets Great Consumer Fund (Series 5)
	Asia Great Consumer Fund (Series 6)

 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at April 30, 2011:

 	 			NAV	  Shares Outstanding
   						(000's)

Class A:

Global Emerging Markets
   Sector Leader Fund       	11.36           51
Asia Sector Leader Fund	     	11.04           51
China Sector Leader Fund     	11.43           51
Brazil Sector Leader Fund    	11.20           52
Global Emerging Markets
   Great Consumer Fund		11.95		46
Asia Great Consumer Fund	10.24		52

Class C:

Global Emerging Markets
   Sector Leader Fund       	11.31           56
Asia Sector Leader Fund	     	11.00          	51
China Sector Leader Fund     	11.38           54
Brazil Sector Leader Fund    	11.16           51
Global Emerging Markets
   Great Consumer Fund		11.91		51
Asia Great Consumer Fund	10.20		47

Class I:

Global Emerging Markets
   Sector Leader Fund       	11.39           1,448
Asia Sector Leader Fund	     	11.07           1,007
China Sector Leader Fun      	11.43           853
Brazil Sector Leader Fund    	11.19	        851
Global Emerging Markets
   Great Consumer Fund		11.96		1,362
Asia Great Consumer Fund	10.25		1,567